Exhibit 10.5

[FORM OF] Voting Agreement

This Voting Agreement (this “Agreement”), dated as of October 4, 2022, is made and entered into by and among the undersigned stockholder who is also a director and/or officer (“Stockholder”) of GBS Inc., a Delaware corporation (the “Company”), the Company, Jason Isenberg, as the RFA Sellers’ Representative (as such term is defined in the Share Exchange Agreement referenced below), and Philip Hand, as the Other Sellers’ Representative as such term is defined in the Share Exchange Agreement referenced below). Stockholder, the Company and Sellers’ Representatives are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Concurrently with the execution of this Agreement, the Company, Intelligent Fingerprinting Limited, a company registered in England and Wales with company number 06409298 (“IFP”), Sellers (as such term is defined in the Share Exchange Agreement referenced below) and Sellers’ Representatives, are entering into a Share Exchange Agreement (as the same may be amended from time to time, the “Share Exchange Agreement”), pursuant to which, among other things, (i) Sellers are selling all of the issued shares in the capital of IFP to the Company, and (ii) the Company is issuing shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and other Equity Securities of the Company to Sellers.

B. In order to induce Sellers to enter into the Share Exchange Agreement, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Company Common Stock Beneficially Owned (as such term is defined below) by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”); and

C. As a condition to its willingness to enter into the Share Exchange Agreement, Sellers have required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

AGREEMENT

In consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Share Exchange Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” means the Person who Beneficially Owns the referenced securities.

(c) “Board” means the board of directors of the Company.

(d) “Law” means any local, county, state, federal, foreign or other constitution, law, statute, treaty, regulation, ordinance, code, common law or any rule, Order, decree, judgment, judicial consent, consent decree, edict, Permit, directive or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Body.

2. Representations and Warranties of Stockholder.

Stockholder represents and warrants to Sellers’ Representatives that:

(a) Ownership of Shares. Stockholder: (i) is the sole, record, legal and Beneficial Owner of all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Encumbrances, other than those created by this Agreement or under applicable federal or state securities Laws; (ii) has the sole voting power over all of the Original Shares; (c) is not a party to any option, warrant, purchase right or other Contract that could require Stockholder to sell, transfer or otherwise dispose of any of its Original Shares; and (d) is not party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Original Shares (other than any such instrument created or entered into in connection with this Agreement).

(b) Disclosure of All Equity Securities Owned. Stockholder does not Beneficially Own any shares of Company Common Stock or other Equity Securities of the Company other than the Original Shares.

(c) Power and Authority; Binding Agreement. Stockholder has the requisite legal capacity to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Sellers’ Representatives, constitutes the valid and binding obligation of Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(d) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance of any applicable obligations under this Agreement by Stockholder will not (i) conflict with or violate or breach, in each case in any material respect, or constitute a default (or give rise to any right of termination, cancelation or acceleration) under, or result in the creation of any Encumbrance upon any of the Original Shares under the terms, conditions or provisions of any Organizational Document (if any) or Legal Requirement or Contract applicable to Stockholder, to which Stockholder is a party or by which its properties are bound or affected, (ii) require the consent of any other Person, or (iii) require the filing or registration with, or notification to, or authorization of any Governmental Body or any other Person.

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(e) No Insolvency Proceedings. Stockholder is not subject to any Insolvency Proceedings.

(f) No Litigation. There is no ongoing Proceeding or, to the actual knowledge of Stockholder, threatened, against Stockholder or any of its Affiliates by or before any court, Governmental Body or third party that (i) relates to Stockholder’s ownership of the Original Shares or the transactions contemplated by this Agreement; or (ii) individually or in the aggregate, could reasonably be expected to have a material adverse effect on, or materially delay, the ability of Stockholder to consummate the transactions contemplated hereby.

3. Representations and Warranties of the Sellers’ Representatives.

Each Sellers’ Representative represents and warrants to Stockholder that:

(a) Such Sellers’ Representative has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Sellers’ Representative, the performance by such Sellers’ Representative of its respective obligations hereunder and the consummation by such Sellers’ Representative of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Sellers’ Representative.

(c) This Agreement has been duly executed and delivered by such Sellers’ Representative and, assuming the due authorization, execution and delivery by Stockholder and the other Sellers’ Representative, constitutes a valid and binding obligation of such Sellers’ Representative, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

4. Agreement to Vote Shares.

(a) Stockholder irrevocably and unconditionally covenants agrees that at all times until the Expiration Time, at any meeting of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, Stockholder shall, in each case to the fullest extent that the Shares are entitled to count as present, vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

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(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company’s governing documents) (which vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent) covering, all the Shares in favor of (A) the Company Stockholder Approval Matters presented to the stockholders with a unanimous Board’s recommendation to vote in favor of such proposals; and (B) any proposal to adjourn or postpone any meeting of the Company’s stockholders at which any of the foregoing matters requiring Stockholder’s approval are submitted for consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring stockholders’ approval.

(b) If Stockholder is the Beneficial Owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder of the Shares, including any nominees, to vote all of the Shares in accordance with this Section 4.

(c) Stockholder agrees that the Company shall be authorized to include in any proxy or material transmitted to stockholders of the Company, a statement to the effect that Stockholder is a party to this Agreement and has committed to vote Stockholder’s Shares in accordance with the terms of this Agreement.

5. No Voting Trusts or Other Arrangement.

Stockholder agrees that during the term of this Agreement Stockholder will not, and will not permit any Person under Stockholder’s control to, deposit any of the Shares in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than agreements entered into with the Company.

6. Additional Shares.

Stockholder agrees that all shares of Company Common Stock or other Equity Securities of the Company that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time (including additional shares of Company Common Stock acquired by or issued to Stockholder pursuant to the terms of the Share Exchange Agreement) shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split (including a reverse stock split), stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, subdivision, issuer tender or exchange offer, exchange of shares, or other similar transaction of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

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7. Waiver of Certain Other Actions.

Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company, or any of their respective Subsidiaries or successors challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement.

8. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the date the Company Stockholder Approval is obtained; (b) October 4, 2024; and (c) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

9. No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

10. Further Assurances.

Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

11. Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

12. Specific Performance.

All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each Party agrees that, in the event of any breach or threatened breach by another Party of any covenant, obligation or other provision set forth in this Agreement: (a) such first Party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such first Party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

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13. Entire Agreement; Amendment.

(a) Entire Agreement. This Agreement and the Share Exchange Agreement constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

(b) Amendment. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the Parties. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

14. Notices.

Any notice or other communication required or permitted to be delivered to a Party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties):

If to the Company:

GBS Inc.

142 West 57th Street, 11th Floor

New York, NY 10019

Attention: Spiro Sakiris

Email: spiro.sakiris@gbs.com

With a copy (which shall not constitute notice) to:

ArentFox Schiff LLP

233 South Wacker Drive, Suite 7100

Chicago, IL 60606

Attention: Ralph De Martino and Alex Young

Email: ralph.demartino@afslaw.com and alex.young@afslaw.com

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If to Sellers’ Representatives:

RFA Sellers Representative

1908 Cliff Valley Way NE

Atlanta, Georgia, 30329-2479

Attention: Jason Isenberg

Email: jisenberg@rfallc.com

Other Sellers’ Representative

14-17 Evolution Business Park Milton Road, Impington, Cambridge,

CB24 9NG

Attention: Philip Hand

Email: philip.hand@intelligentfingerprinting.com

With copies (which shall not constitute notice) to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention: Mark L. Hanson

Email: mlhanson@jonesday.com

Bristows LLP

100 Victoria Embankment | London EC4Y 0DH

Attn.: Iain Redford

Email: Iain.Redford@bristows.com

If to Stockholder:

[●]

[●]

[●]

Email: [●]

15. Miscellaneous.

(a) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Venue. The Parties agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 14 or in any other manner permitted by applicable Legal Requirement.

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(c) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, all legal, accounting, broker, finer or investment banker fees and expenses) will be paid by the Party incurring such expenses. Each of the Parties acknowledges that the agreements contained in this Section 15(d) are an integral part of the transactions contemplated by this Agreement, without which, the Parties would not enter into this Agreement.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(f) Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. No Party shall raise the use of facsimile or electronic (i.e., PDF) transmission to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile or electronic (i.e., PDF) transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

(g) Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(h) Assignment; Successors and Assigns. This Agreement will be binding upon each Party and its successors and assigns (if any). This Agreement will inure to the benefit of: (i) the Company; (ii) Sellers’ Representatives; (iii) Stockholder; and (iv) the respective heirs, successors and assigns (if any) of the foregoing. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

(i) Parties In Interest. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the Sellers’ Representatives shall have the right to enforce this Agreement directly against Stockholder in the event of a breach by Stockholder of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

GBS INC.

By:	/s/ Spiro Sakiris
Name:	Spiro Sakiris
Title:	Chief Financial Officer

RFA SELLERS’ REPRESENTATIVE

By:	/s/ Jason Isenberg
Name:	Jason Isenberg

OTHER SELLERS’ REPRESENTATIVE

By:	/s/ Philip Hand
Name:	Philip Hand

STOCKHOLDER

By:
Name:

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: